Exhibit 99.1

iBio Appoints Douglas Beck Chief Financial Officer

NEWARK, Del.--(BUSINESS WIRE)-- iBio, Inc. (NYSE AMEX:IBIO) announced today that Douglas Beck, C.P.A. has joined the company as Chief Financial Officer.

Mr. Beck has extensive prior experience in public accounting including at both Andersen LLP and Eisner Amper LLP, and in corporate management as chief financial officer of two public companies, first an electronics company and then a biopharmaceutical company. In 2005 he was appointed CFO of Lev Pharmaceuticals, Inc. (Lev) where he was responsible for financial planning, financial reporting, accounting and tax matters. Mr. Beck worked with the executive team in the successful sale of Lev to ViroPharma, Incorporated.

“Doug brings outstanding expertise to iBio,” said Robert B. Kay, iBio’s Chairman and CEO. “He has a broad range of experience in senior financial management positions both in and outside the biotechnology industry, and brings extensive experience in the equity capital markets, financial aspects of the business development process, and merger and acquisition transactions.”

Mr. Beck is a graduate of Fairleigh Dickinson University where he received a Bachelor of Science degree in accounting in 1983. He serves on the SEC Practice Committee and the Chief Financial Officers Committee for the New York State Society of CPAs.

About iBio, Inc.

iBio, Inc. is a biotechnology company offering its proprietary, transformative iBioLaunch technology platform for the production of biologics including therapeutic proteins and vaccines. The iBioLaunch platform uses transient gene expression in green plants for superior efficiency in protein production. Advantages include significantly lower capital and process costs. Additionally, the technology is ideally suited for complex proteins and for applications where speed, scalability, and surge capacity are important. Further company information is available at www.ibioinc.com.

Forward-Looking Statements

Statements included in this news release related to iBio, Inc. may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the Company’s ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects. Further information on potential risk factors that could affect the Company’s financial results can be found in the company’s Reports filed with the Securities and Exchange Commission.

Contact:

Corporate:
iBio, Inc.
Robert Erwin, President, 302-355-2335
rerwin@ibioinc.com
or
Investor Contact:
iBio, Inc.
Laurie Roop, 302-355-9452
ir@ibioinc.com